Exhibit 99.1

Date: November 29, 2024	CorVel Corporation
5128 Apache Plume Road
Suite 400
Fort Worth, TX 76109

FOR IMMEDIATE RELEASE	Contact: Melissa Storan
Phone: 949-851-1473
www.corvel.com

CorVel Announces Retirement of V. Gordon Clemons

FORT WORTH, Texas, November 29, 2024 — CorVel Corporation (NASDAQ: CRVL) announces V. Gordon Clemons is electing to retire as a member of the Company’s Board of Directors (the “Board”) and as Chairman of the Board, effective November 26, 2024, after 37 years of service. Clemons founded CorVel Corporation in 1988 and has served as Chairman of the Board since the Company went public in 1991. Effective upon Clemons’ retirement, Michael G. Combs, the Company’s President and Chief Executive Officer, was appointed as the new Chairman of the Board. Clemons has been an advisor to Combs since 2017, and he will continue to be available to Combs as an outside consultant.

“Building CorVel has been a labor of love. Working together to “make a difference” in healthcare has created so many wonderful relationships, of which I will be forever grateful,” said Clemons.

“In 1987, my father, Jim Michael, met Gordon and recognized his passion and vision for building a successful enterprise,” said Jeff Michael, a leading stockholder and Director. “What started as an idea has developed into something quite remarkable, all thanks to Gordon’s determination and ability to turn vision into reality. His innovative thinking and drive laid the foundation for what has become a thriving organization. It has been an honor to witness this journey and support the incredible legacy that Gordon has created. I am grateful for his leadership and am confident that the executive team is deeply committed to continuing the tradition of innovation, excellence, and vision that has characterized CorVel under Gordon’s guidance.”

“In reviewing CorVel’s achievements, we cannot overlook the significant impact of Gordon’s vision, leadership, and dedication,” said Combs. “As the founder of CorVel, Gordon committed to technological innovation, conservative fiscal practices, entrepreneurship, exceptional service, internal growth and opportunity, and a vision to make a meaningful difference in the market. These principles have formed the foundation of our success, and his legacy will continue to inspire and guide the organization as we move forward.”

Combs continued, “Gordon established an organizational structure that enabled advancement throughout the Company. He set the strategic direction, acquired companies, and formed partnerships to expand our capabilities while providing guidance. His influence leaves an indelible impact on our organization, and we deeply appreciate his passion, foresight, and belief in CorVel’s potential.”

Forward-Looking Statements

This Press Release contains “forward-looking statements” within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995, which statements are subject to considerable risks and uncertainties. All statements included in this Press Release, other than statements or characterizations of historical fact, are forward-looking statements. These forward-looking statements are based on the Company’s current expectations, estimates and projections about the Company, management’s beliefs, and certain assumptions made by the Company, and events beyond the Company’s control, all of which are subject to change. Such forward-looking statements include, but are not limited to, the transition of the Chairman role and composition of the Board. These forward-looking statements are not guarantees of future results and are subject to risks, uncertainties and assumptions that could cause the Company’s actual results to differ materially and adversely from those expressed in any forward-looking statement results of operations and financial condition is greater than our initial assessment. The risks and uncertainties referred to above include but are not limited to factors described in this Press Release and the Company’s filings with the Securities and Exchange Commission, including but not limited to “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended March 31, 2024, and the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2024. The forward-looking statements in this Press Release speak only as of the date they are made. The Company undertakes no obligation to revise or update publicly any forward-looking statement for any reason.